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                                                                    EXHIBIT 23.1





                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Hastings Entertainment, Inc.

We consent to incorporation by reference in the registration statements (Nos. 333-60997 and 333-61007) on Form S-8 of Hastings Entertainment, Inc. of our report dated June 13, 2000, relating to the consolidated balance sheets of Hastings Entertainment, Inc. and subsidiaries as of January 31, 2000 and 1999, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended January 31, 2000, and the related financial statement schedule, which report appears in the January 31, 2000, annual report on Form 10-K/A Amendment 2 of Hastings Entertainment, Inc.

Our report dated June 13, 2000 contains explanatory paragraphs that state that the consolidated balance sheet as of January 31, 1999 and the consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the two-year period ended January 31, 1999, have been restated, and that the Company changed its method of amortization for rental videos in 1998.




                                                  /s/ KPMG LLP



Dallas, Texas
December 29, 2000